As filed with the Securities and Exchange Commission on May 22, 1997
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
      --------------------------------------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      --------------------------------------------------------------------
                      DIVERSIFIED CORPORATE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                                                 75-1565578
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

 12801 N. CENTRAL EXPRESSWAY, SUITE 350
             DALLAS, TEXAS                                        75243
(Address of principal executive offices)                        (Zip Code)
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                DIVERSIFIED CORPORATE RESOURCES, INC. AMENDED AND
                  RESTATED 1996 NONQUALIFIED STOCK OPTION PLAN
                   STOCK OPTION AGREEMENT FOR DONALD A. BAILEY
                    STOCK OPTION AGREEMENT FOR M. TED DILLARD
                   STOCK OPTION AGREEMENT FOR J. MICHAEL MOORE
                            (Full title of the plans)
      --------------------------------------------------------------------
            M. TED DILLARD                                     COPY TO:
PRESIDENT AND PRINCIPAL FINANCIAL OFFICER                MARK D. WIGDER, ESQ.
   DIVERSIFIED CORPORATE RESOURCES, INC.                JENKENS & GILCHRIST,
   12801 N. CENTRAL EXPRESSWAY SUITE 350             A PROFESSIONAL CORPORATION
            DALLAS, TEXAS 75243                     1445 ROSS AVENUE, SUITE 3200
              (972) 458-8500                             DALLAS, TEXAS  75202
  (Name, address and telephone number
including area code of agent for service)
      --------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED                 PROPOSED
                                                      AMOUNT                 MAXIMUM                  MAXIMUM            AMOUNT OF
             TITLE OF CLASS OF                        TO BE               OFFERING PRICE             AGGREGATE         REGISTRATION
        SECURITIES TO BE REGISTERED              REGISTERED(1)(2)        PER SHARE(3)(4)        OFFERING PRICE(3)(4)      FEE(4)
-------------------------------------------- ------------------------ ---------------------- ------------------------ --------------
Common Stock, $0.10 par value per share           600,000 Shares              $8.00                  $2,016,000            $611
============================================ ======================== ====================== ======================== ==============

       (1) The securities to be registered consist of 450,000 shares reserved for issuance under the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan and an aggregate of 150,000 shares reserved for issuance under the individual stock option agreements listed above (collectively, the "Plans").
       (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
       (3) Estimated solely for the purpose of calculating the registration fee.
       (4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plans is based on (i) 130,000 shares of Common Stock reserved for issuance under the Plans, but not subject to outstanding stock options, at a price per share of $5.00, which is the average of the high and low prices reported by a market maker in the Common Stock as of April 30, 1997, which is the last day on which shares of the Common Stock traded, and (ii) the following shares of Common Stock reserved for issuance under the Plans and subject to options already granted thereunder at the following exercise prices:

            Number of Shares
            of Common Stock                             Exercise Price
            Reserved for Issuance                       Per Share
            ---------------------                       --------------
            150,000                                     $ .50
            130,000                                     $2.50
             20,000                                     $3.00
             98,000                                     $4.00
             20,000                                     $5.00
             52,000                                     $8.00 (5)

         (5) Price per share of options is the lesser of $8.00 or the price per share at which shares of Common Stock are sold to the public in 1997 or 1998 if the registrant effectuates a public sale of its Common Stock in 1997 or 1998 using an investment banking firm selected by the Board of Directors (in the event of multiple sales to the public during 1997 and 1998, the price per share of the initial sale shall be applicable).


CORPDAL:64543.5  28722-00003

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION*
ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1996;

                  (2) the registrant's amendment on Form 10-K/A to its Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1996;

                  (3) the description of the Common Stock, par value $0.10 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A filed with the Commission on November 2, 1985, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

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                                                       II-1

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Bylaws of the registrant provide that the registrant may indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

         The registrant has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. Under the registrant's Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the registrant or its shareholders for damages for breach of fiduciary duty. Such limitation of liability does not affect liability for (i) breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith that constitute a breach of duty of the director to the corporation or acts or omissions which involve intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director derived an improper benefit, or (iv) the payment of any unlawful distribution

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

     The following documents are filed as a part of this Registration Statement.

    Exhibit             Description of Exhibit
    -------             ----------------------
     4.1* Articles of Incorporation of the registrant (Exhibit 3(a))

     4.2* Bylaws of the registrant (Exhibit 3(b))

     4.3 Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan

     4.4**Stock  Option  Agreement by and between the  registrant  and Donald A.
          Bailey, executed December 1, 1995 (Exhibit 10(z)(vi))

     4.5**Stock  Option  Agreement  by and  between  the  registrant  and M. Ted
          Dillard, executed December 1, 1995 (Exhibit 10(z)(v))

     4.6**Stock Option  Agreement by and between the  registrant  and J. Michael
          Moore, executed December 1, 1995 (Exhibit 10(z)(iv))

     4.7 Amended and Restated Stock Option Agreement by and between the registrant and Donald A. Bailey, executed as of May 15, 1997 to be effective as of December 27, 1996

     4.8 Amended and Restated Stock Option Agreement by and between the registrant and M. Ted Dillard, executed as of May 15, 1997 to be effective as of December 27, 1996

CORPDAL:64543.5  28722-00003
                                                       II-2

     4.9 Amended and Restated Stock Option Agreement by and between the registrant and Samuel E. Hunter, executed as of May 15, 1997 to be effective as of December 27, 1996

     4.10 Amended and Restated Stock Option Agreement by and between the registrant and J. Michael Moore, executed as of May 15, 1997 to be effective as of December 27, 1996

     5.1  Opinion of Jenkens & Gilchrist, a Professional Corporation

     23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto)


     23.2 Consent of Weaver and Tidwell, L.L.P.

     24.1 Power of Attorney (see signature page of this Registration Statement)

--------------------

     * Filed as the exhibit shown in parenthesis contained in the registrant's Registration Statement on Form S-18 (No. 33-760 FW) filed with the Commission on November 21, 1985, incorporated herein by reference.

     **   Filed  as  the  exhibit   shown  in   parenthesis   contained  in  the
          registrant's Form 10-K filed for the year ended December 31, 1995 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise,

CORPDAL:64543.5  28722-00003
                                                       II-3
the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CORPDAL:64543.5  28722-00003
                                                       II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on May 15, 1997:


                                    DIVERSIFIED CORPORATE  RESOURCES, INC.

                                    By: /s/ M. Ted Dillard
                                       -------------------
                                       M. Ted Dillard,
                                       President and Principal Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints M. Ted Dillard, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           SIGNATURE              CAPACITY                             DATE
           ---------              --------                             ----
   /s/ J. Michael Moore     Chairman of the Board and              May 15, 1997
-----------------------      Chief Executive Officer
J. Michael Moore

   /s/ M. Ted Dillard       President, Principal Financial         May 15, 1997
---------------------        Officer and Director
M. Ted Dillard

   /s/ Donald A. Bailey     Director                               May 15, 1997
-----------------------
Donald A. Bailey

   /s/ Samuel E. Hunter     Director                               May 15, 1997
-----------------------
Samuel E. Hunter


CORPDAL:64543.5  28722-00003

                                  EXHIBIT INDEX
                                                                      Sequential
        Exhibit                                                          Page
         Number                Document Description                     Number
        -------                --------------------                   ----------
          4.1* Articles of Incorporation of the registrant (Exhibit 3(a))

          4.2* Bylaws of the registrant (Exhibit 3(b))

          4.3 Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan

          4.4**Stock Option  Agreement by and between the  registrant and Donald
               A. Bailey, executed December 1, 1995 (Exhibit 10(z)(vi))

          4.5**Stock Option  Agreement by and between the  registrant and M. Ted
               Dillard, executed December 1, 1995 (Exhibit 10(z)(v))

          4.6**Stock  Option  Agreement  by and  between the  registrant  and J.
               Michael Moore, executed December 1, 1995 (Exhibit 10(z)(iv))

          4.7 Amended and Restated Stock Option Agreement by and between the registrant and Donald A. Bailey, executed as of May 15, 1997 to be effective as of December 27, 1996

          4.8 Amended and Restated Stock Option Agreement by and between the registrant and M. Ted Dillard, executed as of May 15, 1997 to be effective as of December 27, 1996

          4.9 Amended and Restated Stock Option Agreement by and between the registrant and Samuel E. Hunter, executed as of May 15, 1997 to be effective as of December 27, 1996

          4.10 Amended and Restated Stock Option Agreement by and between the registrant and J. Michael Moore, executed as of May 15, 1997 to be effective as of December 27, 1996

          5.1  Opinion of Jenkens & Gilchrist, P.C.

          23.1 Consent of Jenkens & Gilchrist, P.C. (included in their opinion filed as Exhibit 5.1 hereto)

          23.2 Consent of Weaver and Tidwell, L.L.P.

          24.1 Power of Attorney (see signature page of this Registration Statement)
--------------------
          * Filed as the exhibit shown in parenthesis contained in the registrant's Registration Statement on Form S-18 (No. 33-760 FW) filed with the Commission, incorporated herein by reference.

          ** Filed as the exhibit shown in parenthesis contained in the registrant's Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

CORPDAL:64543.5  28722-00003